Exhibit 99.1
FOR IMMEDIATE RELEASE
GROUP 1 AUTOMOTIVE RETURNS TO GROWTH MODE
Fourth-quarter Same-store Revenue Increases 4.1 Percent — Growth in All Business Segments
Cost Structure Reduced — Company Well Positioned for Sales Rebound
HOUSTON, Feb. 11, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today reported fourth-quarter adjusted net income from continuing operations of $10.3 million, or $0.43 per diluted share, for the period ended Dec. 31, 2009, as compared to the 2008 adjusted results of $0.5 million, or $0.03 per diluted share. For comparison purposes, as shown in the attached reconciliation table, the adjusted 2009 fourth-quarter results excluded net after-tax losses of $12.2 million, or $0.51 per diluted share, for non-cash asset impairment charges, primarily related to real estate holdings, and a loss on a dealership disposition. The adjusted 2008 fourth-quarter results excluded net after-tax charges of $57.9 million, or $2.55 per diluted share, comprised of non-cash asset impairment charges, partially offset by gains on debt redemptions. Unadjusted, net loss from continuing operations was $2.0 million, or $0.08 per diluted share, for the quarter ended Dec. 31, 2009.
Fourth-Quarter Operating Highlights
•	Group 1 returned to growth in the fourth quarter, with both consolidated revenue, up 1.5 percent, and same-store revenue, up 4.1 percent, over the same period a year ago. This is the first quarter since auto sales started to slow in the third quarter of 2006 that same-store revenue experienced growth.
•	Group 1’s same-store gross margin was 16.5 percent for the fourth quarter, with margins improving in new and used vehicles, parts and service, and finance and insurance business segments.
•	Same-store new vehicle gross profit per unit improved, to $2,030, from both the preceding and prior-year quarters, as the mix of luxury sales increased 220 basis points, to 29.5 percent.
•	Group 1’s consolidated selling, general and administrative (SG&A) expenses were reduced by $5.6 million in the quarter, improving both operating margin and SG&A as a percentage of gross profit.
Full-Year Results
For the full year, Group 1 retailed 83,182 new vehicles and 54,067 used vehicles and generated $4.5 billion of revenue. Net income from continuing operations for the full year 2009 was $34.8 million, or $1.49 per diluted share. On an adjusted basis, the company earned net income of $41.8 million, or $1.79 per diluted share, as shown in the attached reconciliation table.
On a same-store basis, Group 1 generated $4.5 billion in total revenues and gross margin improved 90 basis points, to 17.1 percent. Consolidated SG&A as a percent of gross profit was reduced 80 basis points, to 80.0 percent, and operating margin, excluding the effect of impairments, improved to 2.8 percent.
“Group 1 was profitable in perhaps the most challenging year automotive retailing has ever experienced,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “These results, delivered in the sharpest automotive downturn in recent history, validate the resilience of the dealership model. The work we have done since 2006 to commonize systems, reduce overhead and further leverage the business, enabled us to navigate these challenging times and has us now solidly positioned to take full advantage of improvements in sales volumes as the recovery continues to unfold.”

Group 1 Automotive, Inc.
Corporate Development Update
During the fourth quarter, Group 1 acquired a Hyundai franchise in New Orleans and a previously-announced BMW dealership in Mobile, Ala. Including these acquisitions, Group 1 added a total of five franchises with estimated annual revenues of approximately $108.4 million and disposed of eight franchises with annual revenues of $126.2 million in 2009.
In January, Group 1 added two Sprinter franchises to separate Mercedes-Benz stores. This new brand offering is expected to generate approximately $11.2 million in aggregate annual revenues.
Group 1’s Balance Sheet Update
Group 1 reported its new vehicle inventory increased $129.3 million from Sept. 30 to $427.9 million on Dec. 31, as inventories were replenished after the CARS program. During 2009, the company reduced non-floorplan debt by $110.2 million, primarily reflecting the payoff of its outstanding acquisition-line borrowings of $50.0 million and repurchases of $41.7 million of its 2.25 percent convertible bonds. The company ended the quarter with overall immediately available funds of $84.8 million and overall available liquidity of $243.0 million.
Fourth-Quarter Earnings Conference Call
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the fourth-quarter financial results and the company’s outlook and strategy.
The conference call will be simulcast live on the Internet at www.group1auto.com through the Investor Relations section. A replay will be available for 30 days. A slide presentation will be posted to Group 1’s website prior to the call.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 888.349.9587
International: 719.325.2320
Participant Passcode: 4546846
A telephonic replay will be available following the call through Feb. 18 by dialing:
Domestic: 888.203.1112
International: 719.457.0820
Replay Passcode: 4546846
About Group 1 Automotive, Inc.
Group 1 owns and operates 98 automotive dealerships, 132 franchises, and 24 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and

Group 1 Automotive, Inc.
the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Group 1 Automotive Inc.
Investor contacts:
Kim Paper Canning, Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 / kpaper@group1auto.com
or
John Roper, Fleishman-Hillard Inc.
713-513-9505
Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 / pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc.
713-627-2223

Group 1 Automotive, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
REVENUES:
New vehicle retail sales	$659,058	$655,156	0.6%	$2,543,031	$3,392,888	(25.0)%
Used vehicle retail sales	241,269	225,528	7.0	970,614	1,090,559	(11.0)
Used vehicle wholesale sales	40,532	39,850	1.7	153,068	233,262	(34.4)
Parts and service	175,341	178,658	(1.9)	722,565	750,823	(3.8)
Finance and insurance	34,216	34,543	(0.9)	136,429	186,555	(26.9)

Total revenues	1,150,416	1,133,735	1.5%	4,525,707	5,654,087	(20.0)%

COST OF SALES:
New vehicle retail sales	617,897	616,269	0.3%	2,388,797	3,178,132	(24.8)%
Used vehicle retail sales	219,940	204,584	7.5	872,580	975,716	(10.6)
Used vehicle wholesale sales	41,559	42,523	(2.3)	150,764	237,604	(36.5)
Parts and service	80,973	83,307	(2.8)	337,729	346,974	(2.7)

Total cost of sales	960,369	946,683	1.4%	3,749,870	4,738,426	(20.9)%

GROSS PROFIT	190,047	187,052	1.6%	775,837	915,661	(15.3)%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	154,235	159,822	(3.5)	621,048	739,430	(16.0)

DEPRECIATION AND AMORTIZATION EXPENSE	6,287	6,603	(4.8)	25,828	25,652	0.7

ASSET IMPAIRMENTS	18,050	114,937	(84.3)	20,887	163,023	(87.2)

OPERATING INCOME (LOSS)	11,475	(94,310)	112.2%	108,074	(12,444)	968.5%

OTHER INCOME (EXPENSE):
Floorplan interest expense	(8,003)	(10,741)	(25.5)	(32,345)	(46,377)	(30.3)

Other interest expense, net	(7,218)	(8,802)	(18.0)	(29,075)	(36,783)	(21.0)

Gain on redemption of long-term debt	—	17,222	(100.0)	8,211	18,126	(54.7)

Other income (expense), net	(8)	29	(127.6)	(14)	302	(104.6)

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,754)	(96,602)	(96.1)%	54,851	(77,176)	171.1%

BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,802	39,225	(95.4)	(20,006)	31,166	(164.2)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,952)	(57,377)	(96.6)%	34,845	(46,010)	175.7%

DISCONTINUED OPERATIONS:
Loss related to discontinued operations	—	—	—	—	(3,481)	(100.0)
Income tax benefit related to loss on discontinued operations	—	—	—	—	1,478	(100.0)

LOSS RELATED TO DISCONTINUED OPERATIONS	—	—	—	—	(2,003)	(100.0)

NET INCOME (LOSS)	$(1,952)	$(57,377)	(96.6)%	$34,845	$(48,013)	$172.6%

DILUTED INCOME (LOSS) PER SHARE:
Income (loss) per share from continuing operations	$(0.08)	$(2.52)	(96.8)%	$1.49	$(2.03)	173.4%
Loss per share related to discontinued operations	—	—	—	—	(0.09)	(100.0)

Income (loss) per share	$(0.08)	$(2.52)	(96.8)%	$1.49	$(2.12)	170.3%

Weighted average diluted shares outstanding	23,577	22,760	3.6%	23,325	22,671	2.9%

Group 1 Automotive, Inc.
Consolidated Balance Sheets
(Dollars in thousands)

	December 31,	December 31,
	2009	2008	%Change
	(Unaudited)
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$13,221	$23,144	(42.9)%
Contracts in transit and vehicle receivables, net	86,500	102,834	(15.9)
Accounts and notes receivable, net	62,496	67,350	(7.2)
Inventories	596,743	845,944	(29.5)
Deferred income taxes	14,653	18,474	(20.7)
Prepaid expenses and other current assets	48,425	38,878	24.6

Total current assets	822,038	1,096,624	(25.0)
PROPERTY AND EQUIPMENT, net	475,828	514,891	(7.6)
GOODWILL AND INTANGIBLE FRANCHISE RIGHTS	658,281	655,784	0.4
OTHER ASSETS	13,267	20,815	(36.3)

Total assets	$1,969,414	$2,288,114	(13.9)%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Floorplan notes payable — credit facility	$491,892	$738,551	(33.4)%
Offset account related to floorplan notes payable — credit facility	(71,573)	(44,859)	59.6
Floorplan notes payable — manufacturer affiliates	115,180	128,580	(10.4)
Current maturities of long-term debt	14,355	13,594	5.6
Current liabilities from interest rate risk management activities	10,412	—	100.0
Accounts payable	72,276	74,235	(2.6)
Accrued expenses	86,271	94,395	(8.6)

Total current liabilities	718,813	1,004,496	(28.4)
2.25% CONVERTIBLE SENIOR NOTES (aggregate principal of $182,753 and $224,500, respectively)	131,932	155,333	(15.1)
8.25% SENIOR SUBORDINATED NOTES	73,267	72,962	0.4
MORTGAGE FACILITY, net of current maturities	182,216	168,583	8.1
OTHER REAL ESTATE RELATED AND LONG-TERM DEBT, net of current maturities	19,040	50,444	(62.3)
CAPITAL LEASE OBLIGATIONS RELATED TO REAL ESTATE, net of current maturities	37,686	39,401	(4.4)
ACQUISITION LINE	—	50,000	(100.0)
DEFERRED INCOME TAXES	33,932	2,768	1,125.9
LIABILITIES FROM INTEREST RATE RISK MANAGEMENT ACTIVITIES	20,151	44,655	(54.9)
OTHER LIABILITIES	26,633	27,135	(1.9)
DEFERRED REVENUES	5,588	10,220	(45.3)

STOCKHOLDERS’ EQUITY:
Common stock	262	261	0.4
Additional paid-in capital	346,055	351,405	(1.5)
Retained earnings	471,932	437,087	8.0
Accumulated other comprehensive loss	(26,256)	(38,109)	(31.1)
Treasury stock	(71,837)	(88,527)	(18.9)

Total stockholders’ equity	720,156	662,117	8.8

Total liabilities and stockholders’ equity	$1,969,414	$2,288,114	(13.9)%

KEY DEBT COVENANT METRICS: *
Senior secured leverage ratio (must be less than 2.75)	1.31	1.49
Total leverage ratio (must be less than 4.50)	3.29	3.46
Fixed charge coverage ratio (must be greater than 1.25)	1.76	1.59
Current ratio (must be greater than 1.15)	1.34	1.18

*	Refer to website, www.group1auto.com, for debt covenant calculation definitions.

Group 1 Automotive, Inc.
Consolidated Statements of Adjusted Cash Flows from Continuing Operations
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Income (loss) from continuing operations	$(1,952)	$(57,377)	$34,845	$(46,010)
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Asset Impairments	18,050	114,937	20,887	163,023
Deferred income taxes	6,568	(37,638)	29,646	(28,359)
Depreciation and amortization	6,287	6,603	25,828	25,652
Amortization of debt discount and issue costs	1,617	2,565	7,030	10,229
Stock-based compensation	1,502	1,629	8,869	6,523
Tax (benefit) shortfall from stock-based compensation	(529)	823	(181)	1,099
Gain on redemption of long-term debt	—	(17,222)	(8,211)	(18,126)
Other	1,240	(468)	27	(605)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Inventories	(130,150)	29,113	242,996	57,374
Floorplan notes payable — credit facility	117,450	34,672	(246,659)	24,306
Floorplan notes payable — manufacturer affiliates	25,309	(7,817)	(14,145)	(41,083)
Contracts-in-transit and vehicle receivables	(19,409)	(13,821)	16,500	87,386
Accounts and notes receivable	(10,014)	(587)	10,851	10,106
Prepaid expenses and other assets	(6,459)	(16,625)	845	1,695
Deferred revenues	(1,155)	(1,606)	(4,632)	(6,311)
Accounts payable and accrued expenses	(1,003)	(21,804)	(16,481)	(38,847)

Adjusted net cash provided by operating activities, from continuing operations	$7,352	$15,377	$108,015	$208,052

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:		2009	2008	2009	2008
Region	Geographic Market
Eastern	Massachusetts	14.9%	12.3%	15.1%	12.1%
	New Jersey	6.3	5.6	6.5	6.6
	New York	4.4	4.0	4.1	4.1
	New Hampshire	4.3	3.2	4.2	3.5
	Georgia	3.9	3.5	3.7	3.4
	Louisiana	2.8	3.8	3.1	3.4
	Florida	2.0	2.3	1.7	2.5
	Mississippi	1.7	1.2	1.8	1.5
	Maryland	0.9	1.1	0.9	0.6
	Alabama	0.8	0.5	0.7	0.9
	South Carolina	0.3	0.3	0.3	0.3

		42.3	37.8	42.1	38.9

Central	Texas	31.8	35.3	32.1	32.7
	Oklahoma	8.0	9.0	8.3	9.4
	Kansas	1.2	1.3	1.2	1.3

		41.0	45.6	41.6	43.4

Western	California	13.9	15.1	14.0	16.0

International	United Kingdom	2.8	1.5	2.3	1.7

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Scion/Lexus		38.0%	35.7%	36.6%	35.1%
Nissan/Infiniti		12.6	11.0	12.8	12.7
Honda/Acura		11.4	13.2	12.6	14.0
BMW/Mini		10.8	9.6	9.8	8.7
Ford		8.8	10.0	8.7	9.5
Mercedes-Benz		7.4	6.6	5.9	5.9
GM		4.3	4.4	3.8	4.7
Chrysler		2.7	6.4	5.0	6.0
Other		4.0	3.1	4.8	3.4

		100.0%	100.0%	100.0%	100.0%

NEW VEHICLE UNIT OTHER MIX:
Import		55.7%	53.0%	57.8%	56.1%
Luxury		29.5	27.3	25.7	24.9
Domestic		14.8	19.7	16.5	19.0

		100.0%	100.0%	100.0%	100.0%

Car		57.3%	54.5%	58.6%	57.3%
Truck		42.7	45.5	41.4	42.7

		100.0%	100.0%	100.0%	100.0%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
REVENUES:
New vehicle retail sales	$659,058	$655,156	0.6%	$2,543,031	$3,392,888	(25.0)%

Used vehicle retail sales	241,269	225,528	7.0	970,614	1,090,559	(11.0)
Used vehicle wholesale sales	40,532	39,850	1.7	153,068	233,262	(34.4)

Total used	281,801	265,378	6.2	1,123,682	1,323,821	(15.1)
Parts and service	175,341	178,658	(1.9)	722,565	750,823	(3.8)
Finance and insurance	34,216	34,543	(0.9)	136,429	186,555	(26.9)

Total	$1,150,416	$1,133,735	1.5%	$4,525,707	$5,654,087	(20.0)%

GROSS MARGIN:
New vehicle retail sales	6.2%	5.9%		6.1%	6.3%

Used vehicle retail sales	8.8	9.3		10.1	10.5
Used vehicle wholesale sales	(2.5)	(6.7)		1.5	(1.9)
Total used	7.2	6.9		8.9	8.3
Parts and service	53.8	53.4		53.3	53.8
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.5%	16.5%		17.1%	16.2%

GROSS PROFIT:
New vehicle retail sales	$41,161	$38,887	5.8%	$154,234	$214,756	(28.2)%

Used vehicle retail sales	21,329	20,944	1.8	98,034	114,843	(14.6)
Used vehicle wholesale sales	(1,027)	(2,673)	(61.6)	2,304	(4,342)	153.1

Total used	20,302	18,271	11.1	100,338	110,501	(9.2)
Parts and service	94,368	95,351	(1.0)	384,836	403,849	(4.7)
Finance and insurance	34,216	34,543	(0.9)	136,429	186,555	(26.9)

Total	$190,047	$187,052	1.6%	$775,837	$915,661	(15.3)%

UNITS SOLD:
Retail new vehicles sold	20,240	21,157	(4.3)%	83,182	110,705	(24.9)%

Retail used vehicles sold	12,886	13,026	(1.1)	54,067	61,971	(12.8)
Wholesale used vehicles sold	6,571	7,168	(8.3)	27,793	36,819	(24.5)

Total used	19,457	20,194	(3.6)%	81,860	98,790	(17.1)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,034	$1,838	10.7%	$1,854	$1,940	(4.4)%

Used vehicle retail sales	1,655	1,608	2.9	1,813	1,853	(2.2)
Used vehicle wholesale sales	(156)	(373)	(58.2)	83	(118)	170.3
Total used	1,043	905	15.2	1,226	1,119	9.6
Finance and insurance (per retail unit)	$1,033	$1,011	2.2%	$994	$1,080	(8.0)%

OTHER:
SG&A expenses	$154,235	$159,822	(3.5)%	$621,048	$739,430	(16.0)%
SG&A as % revenues	13.4%	14.1%		13.7%	13.1%
SG&A as % gross profit	81.2%	85.4%		80.0%	80.8%
Operating margin	1.0%	(8.3)%		2.4%	(0.2)%
Operating margin, excluding impairments	2.6%	1.8%		2.8%	2.7%
Pretax margin	(0.3)%	(8.5)%		1.2%	(1.4)%
Pretax margin, excluding impairments	1.2%	1.6%		1.7%	1.5%

Floorplan interest	$(8,003)	$(10,741)	(25.5)%	$(32,345)	$(46,377)	(30.3)%
Floorplan assistance	5,009	5,364	(6.6)	20,039	28,311	(29.2)

Net floorplan expense	$(2,994)	$(5,377)	(44.3)%	$(12,306)	$(18,066)	(31.9)%

Group 1 Automotive, Inc.
Additional Information — Same Store(1)
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
REVENUES:
New vehicle retail sales	$657,358	$637,924	3.0%	$2,529,020	$3,337,856	(24.2)%

Used vehicle retail sales	239,792	217,319	10.3	962,757	1,068,824	(9.9)
Used vehicle wholesale sales	40,437	38,323	5.5	152,011	228,761	(33.6)

Total used	280,229	255,642	9.6	1,114,768	1,297,585	(14.1)
Parts and service	174,229	173,503	0.4	716,632	735,055	(2.5)
Finance and insurance	34,140	33,645	1.5	135,910	184,362	(26.3)

Total	$1,145,956	$1,100,714	4.1%	$4,496,330	$5,554,858	(19.1)%

GROSS MARGIN:
New vehicle retail sales	6.2%	5.9%		6.1%	6.3%

Used vehicle retail sales	8.8	9.3		10.1	10.5
Used vehicle wholesale sales	(2.4)	(6.4)		1.5	(1.6)
Total used	7.2	6.9		8.9	8.4
Parts and service	53.9	53.4		53.3	53.8
Finance and insurance	100.0	100.0		100.0	100.0
Total	16.5%	16.5%		17.1%	16.2%

GROSS PROFIT:
New vehicle retail sales	$41,009	$37,952	8.1%	$153,581	$211,624	(27.4)%

Used vehicle retail sales	21,178	20,211	4.8	97,201	112,484	(13.6)
Used vehicle wholesale sales	(965)	(2,467)	(60.9)	2,350	(3,657)	164.3

Total used	20,213	17,744	13.9	99,551	108,827	(8.5)
Parts and service	93,862	92,671	1.3	381,623	395,431	(3.5)
Finance and insurance	34,140	33,645	1.5	135,910	184,362	(26.3)

Total	$189,224	$182,012	4.0%	$770,665	$900,244	(14.4)%

UNITS SOLD:
Retail new vehicles sold	20,202	20,566	(1.8)%	82,810	108,884	(23.9)%

Retail used vehicles sold	12,818	12,504	2.5	53,753	60,634	(11.3)
Wholesale used vehicles sold	6,550	6,873	(4.7)	27,654	36,064	(23.3)

Total used	19,368	19,377	(0.0)%	81,407	96,698	(15.8)%

GROSS PROFIT PER UNIT SOLD:
New vehicle retail sales	$2,030	$1,845	10.0%	$1,855	$1,944	(4.6)%

Used vehicle retail sales	1,652	1,616	2.2	1,808	1,855	(2.5)
Used vehicle wholesale sales	(147)	(359)	(59.1)	85	(101)	184.2
Total used	1,044	916	14.0	1,223	1,125	8.7
Finance and insurance (per retail unit)	$1,034	$1,017	1.7%	$995	$1,088	(8.5)%

OTHER:
SG&A expenses	$152,295	$154,500	(1.4)%	$615,030	$723,166	(15.0)%
SG&A as % revenues	13.3%	14.0%		13.7%	13.0%
SG&A as % gross profit	80.5%	84.9%		79.8%	80.3%
Operating margin	2.3%	(7.4)%		2.8%	0.0%
Operating margin, excluding impairments	2.7%	1.9%		2.9%	2.7%

Floorplan interest	$(7,994)	$(10,457)	(23.6)%	$(32,248)	$(45,547)	(29.2)%
Floorplan assistance	5,002	5,152	(2.9)	20,013	27,730	(27.8)

Net floorplan expense	$(2,992)	$(5,305)	(43.6)%	$(12,235)	$(17,817)	(31.3)%

(1)	Same store amounts include the results for the identical months in each period presented in the comparison, commencing with the first full month we owned the dealership and, in the case of dispositions, ending with the last full month we owned it. Same store results also include the activities of our corporate office.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures
(Unaudited)
(Dollars in thousands, except per share amounts)
NET INCOME FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
Reported income (loss) from continuing operations	$(1,952)	$(57,377)	(96.6)%	$34,845	$(46,010)	175.7%
Adjustments:
Non-Cash asset impairment charges (2)	11,557	67,222		13,283	97,397
Mortgage debt refinance charges (3)	—	—		331	—
Loss on dealership disposition (4)	651	—		200	—
Gain on debt redemption (5)	—	(9,297)		(5,299)	(9,852)
Income tax benefit related to tax elections for prior periods	—	—		(1,604)	—
Lease termination charges (6)	—	—		—	670

Adjusted net income from continuing operations (1)	$10,256	$548	1,771.5%	$41,756	$42,205	(1.1)%
DILUTED INCOME PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
Reported income (loss) per share from continuing operations	$(0.08)	$(2.52)	(96.8)%	$1.49	$(2.03)	173.4%
Adjustments:
Non-Cash asset impairment charges	0.49	2.96		0.57	4.30
Mortgage debt refinance charges	—	—		0.01	—
Loss on dealership disposition	0.02	—		0.01	—
Gain on debt redemption	—	(0.41)		(0.22)	(0.44)
Income tax benefit related to tax elections for prior periods	—	—		(0.07)	—
Lease termination charges	—	—		—	0.03

Adjusted diluted income per share from continuing operations (1)	$0.43	$0.03	1,333.3%	$1.79	$1.86	(3.8)%
CASH FLOWS FROM CONTINUING OPERATIONS RECONCILIATION:

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2009	2008	%Change	2009	2008	%Change
Net cash provided by (used in) operating activities, from continuing operations	$(110,098)	$(19,295)	470.6%	$354,674	$183,746	93.0%

Change in floorplan notes payable-credit facility, excluding floorplan offset account	117,450	34,672		(246,659)	24,306

Adjusted net cash provided by operating activities, from continuing operations (1)	$7,352	$15,377	(52.2)%	$108,015	$208,052	(48.1)%

(1)	Adjusted net income from continuing operations, adjusted diluted earnings per share from continuing operations and adjusted net cash provided by operating activities, from continuing operations mean net income from continuing operations, diluted earnings per share from continuing operations and net cash provided by operating activities, from continuing operations in accordance with GAAP, as the case may be, plus the adjustments noted above. We believe that these adjusted financial measures are relevant and useful to investors because they provide additional information regarding the performance of our operations and improve period-to-period comparability. These measures are not measures of financial performance under GAAP. Accordingly, they should not be considered as substitutes for their unadjusted counterparts, which are prepared in accordance with GAAP. Although we find these non-GAAP results useful in evaluating the performance of our business, our reliance on these measures is limited because the adjustments often have a material impact on our financial statements calculated in accordance with GAAP. Therefore, we typically use these adjusted numbers in conjunction with our GAAP results to address these limitations.

(2)	Adjustments are net of tax benefits of $6,493 and $47,715 for the three months ended December 31, 2009 and 2008, respectively, and $7,509 and $65,626 for the twelve months ended December 31, 2009 and 2008, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.

(3)	Adjustment is net of a tax benefit of $203 for the twelve months ended December 31, 2009 calculated utilizing the applicable federal and state tax rates for the adjustment.

(4)	Adjustments are net of tax benefits of $351 and $99 for the three and twelve months ended December 31, 2009, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.

(5)	Adjustments are net of tax provisions of $7,925 for the three months ended December 31, 2008 and $3,446 and $8,274 for the twelve months ended December 31, 2009 and 2008, respectively, calculated utilizing the applicable federal and state tax rates for the adjustment.

(6)	Adjustment is net of a tax benefit of $421 for the twelve months ended December 31, 2008, calculated utilizing the applicable federal and state tax rates for the adjustment.